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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated February 9, 1998, on our audits of the consolidated financial statements of General Growth Properties, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and the financial statement schedule as of December 31, 1997, included in Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and of our report dated February 6, 1998, except as to Note 1 of which the date is May 28, 1998, on our audit of the statement of revenues and certain expenses of Northbrook Court for the year ended December 31, 1997 which is included in Form 8-K/A of General Growth Properties, Inc. dated June 2, 1998. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ PricewaterhouseCoopers LLP



Chicago, Illinois
December 4, 1998